Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of MDxHealth SA of our report dated December 19, 2022, relating to the special purpose combined financial statements of the Oncotype DX Prostate Score® Test, which appears in MDxHealth SA’s Current Report on Form 6-K dated December 19, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 19, 2022